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                                                                    EXHIBIT 99.1

[inTEST News Release Letterhead]

             inTEST REPORTS INCORRECT INFORMATION IN FORMS 144 FILED
                  ON BEHALF OF EXECUTIVE OFFICERS AND DIRECTOR


CHERRY HILL, NJ, December 2, 2005 - inTEST Corporation (Nasdaq: INTT), an independent designer, manufacturer and marketer of semiconductor automatic test equipment (ATE) interface solutions and temperature management products, today reported that Forms 144 that were filed with the Securities and Exchange Commission for several executive officers and a director substantially overstated the number of shares that were to be sold in the ninety days following the filing of such Forms 144. The Forms 144 were filed on behalf of these executive officers and director by their broker in connection with sales that were to be executed under 10b5-1 trading plans. Amended Forms 144 will be filed as soon as possible.

The Forms 144 should have reported as planned sales such number of shares that were designated to be sold by such officers upon the vesting of shares of restricted stock that had been awarded last year. Twenty-five percent (25%) of these shares vested on November 23, 2005, at which time the value of the vested shares became taxable income to the recipients. In order to obtain the funds to pay the income taxes that became due upon the vesting of such shares, the following officers and director had each entered into 10b5-1 trading plans in August 2005 that directed the sale of a portion of the shares when they vested:
Robert E. Matthiessen, CEO, Hugh T. Regan, Jr., CFO, James Pelrin, General Manager - Temperature Management Product Segment, Daniel J. Graham, General Manager - Manipulator and Docking Hardware Product Segment and Stuart F. Daniels, a director. Such trading plans were designed to comply with the rules and regulations of the Securities and Exchange Commission.

The amended Forms 144 will restate the number of shares each of these persons planned to sell as follows:

---------------------------- ------------------------------- ----------------------------- ---------------------------
                                                               # OF SHARES THAT SHOULD
                                # OF SHARES REPORTED AS         HAVE BEEN REPORTED AS      RESTRICTED SHARES VESTED
     OFFICER/DIRECTOR                PLANNED SALES                  PLANNED SALES               ON NOV. 23, 2005
---------------------------- ------------------------------- ----------------------------- ---------------------------
     Matthiessen                               141,500                   2,200                         8,750
---------------------------- ------------------------------- ----------------------------- ---------------------------
     Regan                                      13,750                   1,250                         5,000
---------------------------- ------------------------------- ----------------------------- ---------------------------
     Pelrin                                     30,000                   1,275                         5,000
---------------------------- ------------------------------- ----------------------------- ---------------------------
     Graham                                    130,000                   1,250                         5,000
---------------------------- ------------------------------- ----------------------------- ---------------------------
     Daniels                                    27,000                     500                         3,000
---------------------------- ------------------------------- ----------------------------- ---------------------------


Alyn Holt, Chairman of the Board, commented, "It is extremely unfortunate that these Forms 144 were filed as they were, suggesting that our officers and directors are not fully behind the company, when each of these individuals continues to hold substantially all of the restricted shares that vested last month."


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ABOUT inTEST CORPORATION


inTEST Corporation is an independent designer, manufacturer and marketer of ATE interface solutions and temperature management products, which are used by semiconductor manufacturers to perform final testing of integrated circuits
(ICs) and wafers. The Company's high-performance products are designed to enable semiconductor manufacturers to improve the speed, reliability, efficiency and profitability of IC test processes. Specific products include positioner and docking hardware products, temperature management systems and customized interface solutions. The Company has established strong relationships with semiconductor manufacturers globally, which it supports through a network of local offices. For more information visit WWW.INTEST.COM.

CONTACTS:

Hugh T. Regan, Jr., Treasurer and Chief Financial Officer, inTEST Corporation 856-424-6886, ext 201.
David Pasquale, 646-536-7006, or Abbas Qasim, 646-536-7014
Both of The Ruth Group, www.TheRuthGroup.com